Exhibit 99.2

FNBH Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)

Assets	September 30 2008	December 31 2007
Cash and due from banks	$9,019,276	$13,400,674
Short term investments	25,083,562	16,509,953
Total cash and cash equivalents	34,102,838	29,910,627

Certificates of deposit	4,613,000	4,025,000
Investment securities held to maturity, net (fair value of $14,961,820
at September 30, 2008 and $15,600,812 at December 31, 2007)	15,201,112	15,394,165
Agency securities available for sale, at fair value	9,560,928	14,005,338
Mortgage-backed/CMO securities available for sale, at fair value	18,238,366	8,237,772
Preferred stock available for sale, at fair value	174,000	-
FHLBI and FRB stock, at cost	994,950	994,950
Total investment securities	44,169,356	38,632,225

Loans held for investment:
Commercial	281,935,670	301,027,391
Consumer	22,487,423	21,887,904
Real estate mortgage	21,518,301	24,960,574
Total loans held for investment	325,941,394	347,875,869
Less allowance for loan losses	(14,651,175)	(10,314,161)
Net loans held for investment	311,290,219	337,561,708
Premises and equipment, net	8,730,581	9,138,784
Other real estate owned, held for sale	2,380,958	1,523,079
Accrued interest and other assets	10,074,368	12,103,045
Total assets	$415,361,320	$432,894,468

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Demand (non-interest bearing)	$53,539,538	$56,505,803
NOW	46,488,572	35,027,009
Savings and money markets	108,646,161	121,641,368
Time deposits	146,128,666	159,357,927
Brokered certificates of deposit	13,957,998	7,046,389
Total deposits	368,760,935	379,578,496
Other borrowings	9,242,277	9,152,190
Accrued interest, taxes, and other liabilities	3,020,718	3,536,600
Total liabilities	381,023,930	392,267,286
Stockholders' Equity
Common stock, no par value. Authorized 4,200,000 shares; 3,060,769 shares issued and outstanding at September 30, 2008 and 3,045,153 shares
issued and outstanding at December 31, 2007	6,304,226	6,141,835
Retained earnings	27,388,818	33,545,396
Deferred directors' compensation	890,933	859,609
Accumulated other comprehensive income (loss), net	(246,587)	80,342
Total stockholders' equity	34,337,390	40,627,182
Total liabilities and stockholders' equity	$415,361,320	$432,894,468

FNBH Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three months ended September 30		Nine months ended September 30
	2008	2007	2008	2007
Interest and dividend income:
Interest and fees on loans	$5,306,132	$6,838,871	$16,953,404	$21,400,512
Interest and dividends on investment securities:
U.S. Treasury, agency securities and CMO's	337,353	317,134	887,556	976,189
Obligations of states and political subdivisions	159,416	167,477	490,472	517,083
Preferred stock	11,850	-	70,727	-
Other securities	12,409	10,666	37,529	34,959
Interest on certificates of deposit	56,128	47,853	166,159	141,222
Interest on short term investments	151,258	57,272	369,011	108,982
Total interest and dividend income	6,034,546	7,439,273	18,974,858	23,178,947

Interest expense:
Interest on deposits	1,777,002	2,820,155	6,185,831	8,702,488
Interest on other borrowings	112,196	123,703	329,493	384,410
Total interest expense	1,889,198	2,943,858	6,515,324	9,086,898

Net interest income	4,145,348	4,495,415	12,459,534	14,092,049
Provision for loan losses	1,145,000	4,364,000	10,044,900	11,837,666
Net interest income after provision for loan losses	3,000,348	131,415	2,414,634	2,254,383

Noninterest income:
Service charges and other fee income	798,513	822,497	2,246,185	2,463,169
Trust income	93,536	101,738	289,733	295,987
Gain on sale of mortgage loans	-	11,063	-	34,856
Loss on available for sale securities	(1,772,497)	5,836	(1,772,497)	(547,571)
Other	9,312	652	40,049	2,710
Total noninterest income (loss)	(871,136)	941,786	803,470	2,249,151

Noninterest expense:
Loss on sale/writedown of commercial loans held for sale	-	4,311,528	-	4,311,528
Salaries and employee benefits	1,697,956	1,563,380	5,318,709	5,091,489
Net occupancy expense	265,055	290,383	887,233	874,107
Equipment expense	108,603	124,974	363,991	366,307
Professional and service fees	587,320	462,718	1,725,870	1,526,467
Loan collection and foreclosed property expenses	253,929	45,780	579,004	116,641
Computer service fees	126,666	137,576	385,772	425,862
Printing and supplies	52,094	55,916	173,264	239,132
Director fees	46,592	62,654	211,519	242,764
Other	640,274	461,991	1,565,150	1,351,373
Total noninterest expense	3,778,489	7,516,900	11,210,512	14,545,670

Loss before federal income taxes	(1,649,277)	(6,443,699)	(7,992,408)	(10,042,136)

Federal income tax credit	(24,482)	(2,326,552)	(2,324,010)	(3,691,239)
Net loss	$(1,624,795)	$(4,117,147)	$(5,668,398)	$(6,350,897)

Per share statistics:
Basic EPS	$(0.53)	$(1.34)	$(1.84)	$(2.07)
Diluted EPS	$(0.53)	$(1.34)	$(1.84)	$(2.07)
Dividends	$-	$0.21	$0.16	$0.63
Basic average shares outstanding	3,088,427	3,071,552	3,081,645	3,075,073
Diluted average shares outstanding	3,088,427	3,071,552	3,081,645	3,075,073